MesaLabs

NASDAQ: MLAB

**Key Contacts:**

Gary Owens, CEO
John Sakys, CFO
John Sullivan, Chairman and Investor Relations
InvestorRelations@mesalabs.com
Phone – 303-987-8000

# Safe Harbor Statement

The information provided in this presentation contains forward-looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Generally, the words "believe," "estimate," "expect," "project," “anticipate,” "intend," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2017, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

We refer to certain non-GAAP financial measures in this presentation including adjusted operating income (“AOI”) which is defined to exclude the non-cash impact of amortization of intangible assets and stock based compensation expense. Reconciliations of certain of the non-GAAP financial measures (including AOI) to the most directly comparable GAAP financial statements can be found in various reports that are filed with the SEC.

# MesaLabs At a Glance

**Instruments, consumables, and services that promote patient, product, and user safety allowing customers to create a safer and healthier world**

- "MLAB" on the NASDAQ
- ~$500M Market Cap
- Founded 1982, Public 1984
- ~350 Employees

- FY17 Revenues = $94M
- Gross Profit Margin = 57%
- Adjusted Operating Income = 26%
- Revenue CAGR (FY08-17) = 17%

**Revenues by Division (FY17)**



9%
13%
37%
41%
Instruments
Sterilization & Disinfection
Cold Chain Monitoring
Cold Chain Packaging

**Revenues by Geography (FY17)**



5%
10%
20%
65%
North America
Europe
Asia Pacific
Rest of World

# Macro Growth Drivers

| | Sterilization & Disinfection | Instruments | Cold Chain Monitoring | Cold Chain Packaging |
|---|---|---|---|---|
| **Regulatory** | ✓ | ✓ | ✓ | ✓ |
| **Healthcare** | ✓ | ✓ | ✓ | ✓ |
| **Safety** | ✓ | ✓ | ✓ | ✓ |
| **Environmental** | | ✓ | | ✓ |
| **High Growth Geographies** | ✓ | ✓ | | |

MesaLabs

# Locations



***Manufacturing / Laboratories***

- ★ Lakewood, Colorado (HQ)
- ★ Bozeman, Montana
- ★ Butler, New Jersey
- ★ Markham, Ontario
- ★ Munich, Germany

***Sales and Customer Support***

- ★ Marlton, New Jersey
- ★ Lyon, France
- ★ Addison, Texas
- ★ Traverse City, Michigan

MesaLabs

# Growth Strategy

- **Quality control tools, consumables, and services for regulated markets with stable long term growth**
- **Organic growth 3% - 5% per year**
- **Acquisition growth ~10% - 15% per year**
- **Develop the infrastructure, processes and team to support our high growth strategy**

MesaLabs

# Sterilization & Disinfection

### *Markets*
- Pharmaceutical
- Medical Device
- Hospital
- Dental

### *Applications*
- Cleaning & Sterilization
- All Sterilization Modes
- Manufacturing
- Research Laboratory
- Healthcare Services
- Process Design & Validation


BACTERIAL SPORE TEST STRIP
Geobacillus stearothermophilus
www.mesalabs.com
PEEL
Lot #1161551 Exp 8/15

***Spore Strip Biological Indicators***



***Chemical Indicators***



***Self-Contained Biological Indicators***


PCD
Bacillus atropheus

***Process Challenge Devices***



***Cleaning Verification***


MesaLabs

***Lab Testing Services***

# Instruments

### *Markets*
- Dialysis
- Pharmaceutical
- Medical Device
- Healthcare
- Food & Beverage
- Industrial Safety
- Environmental Testing

### *Applications*
- Equipment quality control
- Equipment validation
- Process validation



***Dialysis Calibration & Standards***



***Equipment / Process Validation Data Loggers***



***Gas Flow Calibrators***



***Cap Torque Validation***



***Air Quality Monitor Calibration***

MesaLabs

# Cold Chain Monitoring

***Markets***
- Pharmaceutical
- Medical Device
- Hospitals/Clinics
- Blood Banks

***Applications***
- Manufacturing
- Warehouse
- Transportation
- Point of Use

***Patient Safety*** | ***Product Performance*** | ***Regulatory Compliance*** | ***Internal Controls***


Network or Internet
Gateway
Mesh Router
Mesh Router
Humidity
Pressure
Contact Closure
Current
Temperature
Temperature
Power


ViewPoint
4.71
35.25

***ViewPoint VPx Sensor***

MesaLabs

# Cold Chain Packaging

***Markets***

- Pharmaceutical Manufacturing
- Pharmaceutical Distribution
- Specialty Pharmacy



***Consulting and Testing Services***



***Qualified Packaging Systems***

# Division Synergies

## *Pharmaceutical Supply Chain*



Instruments - Data Loggers
(Initial Validation, Periodic Validation)
Drug Manufacturer
Wholesalers
Distributor
Delivery
Cold Chain Packaging
(Initial Validation, Process Assurance)
Cold Chain Monitoring
(Monitoring and Control)

# Growth Via Acquisition

Instruments
Sterilization & Disinfection
Cold Chain Monitoring
Cold Chain Packaging

**1984 - 1999**
DataTrace
Nusonics
Automata

**2006 - 2009**
Torqo
Raven

**2010 - 2013**
Bios
Suretorque
SGM Biotech
Apex
Amega
Tempsys

**2014 - Today**
BGI
Simicon
PCD
ATS
North Bay
Amilabo
BAG Healthcare
+14 Int'l Distributors
Freshloc
Infitrak
Rapid Aid

# Revenues



$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
Revenues ($000)
CAGR = 17%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

**FYE – March 31**

# Earnings



Income ($000)
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Net Income
Adjusted Operating Income
AOI CAGR = 14%
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

FYE – March 31

MesaLabs

# Earnings Per Diluted Share, Dividends


Regular Dividend
Net Income
Adjusted Operating Income
Per Diluted Share ($)
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

FYE – March 31

# Share Price



Share Price ($)
$160
$140
$120
$100
$80
$60
$40
$20
$0
9/12/2007
9/12/2008
9/12/2009
9/12/2010
9/12/2011
9/12/2012
9/12/2013
9/12/2014
9/12/2015
9/12/2016
9/12/2017

# Questions??

**Key Contacts:**
Gary Owens, CEO
John Sakys, CFO
John Sullivan, Chairman and Investor Relations
InvestorRelations@mesalabs.com
Phone – 303-987-8000